UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  June 11, 2024
vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37524	47-3916571
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3980 Premier Drive, Suite 310
High Point, NC 27265
(Address of principal executive offices)
(336) 841-0300
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 11, 2024, vTv Therapeutics Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

(1)Based on the following results of the voting, the Company’s stockholders elected the nominees listed below to the Company’s Board of Directors, each to serve for a term to expire at the Company’s 2025 annual meeting of stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Withheld	Broker Non Votes
Srinivas Akkaraju	1,912,870	7,825	294,269
Raymond Cheong	1,913,019	7,676	294,269
Fahed Al Marzooqi	1,887,098	33,597	294,269
Richard S. Nelson	1,913,112	7,583	294,269
Anne Phillips	1,913,111	7,584	294,269
Paul Sekhri	1,913,689	7,006	294,269
Daniel K. Spiegelman	1,913,127	7,568	294,269
(2)The Company’s stockholders approved the adoption of the 2024 Equity Incentive Plan based upon the following results of the voting:

For	Against	Abstain	Broker Non Votes

1,814,842	103,928	1,925	294,269
(3)The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, was ratified based on the following results of the voting:

For	Against	Abstain	Broker Non Votes

2,106,193	9,580	99,191	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Paul J. Sekhri
Name:	Paul J. Sekhri
Title:	Chairman, President, and Chief Executive Officer
Dated: June 14, 2024